As filed with the Securities and Exchange Commission on July 2, 2020

Registration No. 333-233755

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	27-4443543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Sansome Street Suite 730 San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip code)

Sutter Rock Capital Corp. 2019 Equity Incentive Plan

(Full title of the plan)

Mark D. Klein

Chief Executive Officer and President

SuRo Capital Corp.

One Sansome Street

Suite 730

San Francisco, CA 94104

(Name and address of agent for service)

 (650) 235-4769

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Statement

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration on Form S-8, Registration No. 333-233755 (the “Registration Statement”), is being filed to deregister certain shares of common stock, par value $0.01 per share (“Common Stock”), of SuRo Capital Corp. (formerly known as Sutter Rock Capital Corp.) (the “Registrant”) that were registered for issuance pursuant to the Registrant’s 2019 Equity Incentive Plan (the “Plan”).  The Registration Statement registered 1,976,264 shares of Common Stock for issuance pursuant to the Plan.  The Registration Statement is hereby amended to deregister the remaining unissued shares of the Common Stock registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 2, 2020.

SURO CAPITAL CORP.

By:	/s/ Mark D. Klein
Name: Mark D. Klein
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

By:	/s/ Mark D. Klein	Chief Executive Officer and President (Principal Executive Officer)	July 2, 2020
Mark D. Klein

By:	/s/ Allison Green	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary (Principal Financial Officer and Accounting Officer)	July 2, 2020
Allison Green

By:	*	Director	July 2, 2020
Leonard A. Potter

By:	*	Director	July 2, 2020
Ronald M. Lott

By:	*	Director	July 2, 2020
Marc Mazur

By:	*	Director	July 2, 2020
Lisa Westley

 * Signed by Mark D. Klein pursuant to a power of attorney signed by each individual and filed with this Registration Statement on Form S-8 on September 13, 2019.